Exhibit 99.2

 BankMobile Spin-Off /Merger Discussion

BankMobile Overview

Customers Bancorp, Inc.

- BankMobile operates like a completely branchless, digital bank, offering customers low cost banking services.
  - A fin-tech company with a bank charter
  - Profitability is driven by interchange income, university fees, spread from low cost deposits and controlled operating expenses
  - BankMobile is committed to low fee and superior product offerings for customers
- Low Customer Acquisition Cost (CAC)
  - The business' student loan disbursement business and future white label partners offer a unique, low cost customer acquisition strategy
- Strong lifetime value of customers
  - BankMobile strives to boost retention and create "customers for life."
  - Additional products and services will enhance both customer loyalty and customer lifetime value
- Opened over 480,000 new checking accounts since June 16, 2016 and converted 374,000 accounts to BankMobile.
- BankMobile serviced approximately 1.8 million checking accounts at September 30, 2017 including approximately 1.2 million active deposit accounts. Deposit balances totaled $780 million at September 30, 2017 including $777 million in non-interest bearing accounts and $3 million in savings accounts.
- Funds received from educational institutions and processed to students totaled $2.6 billion from January 1 though September 30, 2017.

2

History of BankMobile

Customers Bancorp, Inc.

- 2014
  - Customers Bank began expanding existing deposit delivery channels using mobile and internet technology to take advantage of the changing banking model
  - The resulting BankMobile division of Customers Bank is built as a completely branchless experience, offering better products and customer acquisition strategies than what is available today in the branch banking model
  - BankMobile was designed as a sustainable business model complimentary to existing product channels
- 2015
  - Launched BankMobile mobile app 1.0
- 2016
  - June - Acquired Student Loan Disbursements Business of HigherOne and combined with BankMobile. Transform students into customers for life
  - October - Announced intent to divest BankMobile due to Durbin Amendment / Dodd-Frank
- 2017
  - March - Announced agreement to sell BankMobile
  - April - Launched new BankMobile mobile app 2.0
  - May - Announced receipt of alternate unsolicited proposals
  - September - Finalized and signed contract with major US retailer to offer white label financial services
  - October - Announced planned spin-off /merger

3

 *  BankMobile Strategic Options Overview

 *  Why a Spin-off /Merger is the Best Option  Retention is costly. We would ideally keep BankMobile to develop further and benefit from low cost deposits, but the Durbin amendment to the Dodd-Frank Act limits interchange income for banks with assets over $10 billion. Customers would have to start charging significantly higher deposit fees to offset lost revenues, which is contrary to the BankMobile model, or else stay below $10 billion in assets. Either option makes retaining BankMobile unattractive.Shareholders may not receive full value in a near-term sale. An outright sale forfeits shareholders’ ability to participate in potential future BankMobile valuation increases as the model is proven. A traditional sale would have to be to a company with an existing bank charter. Small banks can earn maximum revenues but may lack purchasing power. Large banks with purchasing power face the dilemma above. A spin-off /merger maximizes financial, strategic, and structural goals. In a spin-off /merger, Customers shareholders will receive ownership of over 50% of Flagship common shares with an estimated value of $110 million.We expect this common stock will be exchange traded, giving investors the ability to monetize this asset. Investors who chose to retain the stock may benefit from the potential upside from BankMobile’s growth and white label partnerships.Already signed contract to provide white label banking services to customers of a major US retailer, which could drive significant DDA balance growth over time. The transaction is expected to be tax free to Customers and shareholders.Strategically, the merger with Flagship allows BankMobile to continue offering its attractive, low fee banking products to students and other low to middle income customers of BankMobile without limiting Customers’ growth potential.

 *  BankMobile Spin-off / Merger Diagram  Customers Bank dividends BMT to CUBICUBI dividends BMT to CUBI shareholders on a pro rata basisBMT merges into Flagship with BMT shareholders exchanging their BMT shares for Flagship common stock Deposits and associated assets are transferred from Customers Bank to Flagship in exchange for cash

Key Steps in Spin-off /Merger for Customers

Customers Bancorp, Inc.

Event	Target Date
Sign a revised purchase and sale agreement with Flagship Community Bank	October, 2017
Flagship raises new equity capital, and files an application with the FDIC to acquire BankMobile deposits	4Q17
Prepare SEC filings for spin-off of BankMobile Technologies (BMT)	As of Sept 30, 2017 By 4Q17
Customers has decided that it is prudent to manage total assets below $10 billion at December 31, 2017	December 31, 2017
Customers Bank dividends BMT to Customers Bancorp; Customers Bancorp dividends BMT to Customers' shareholders holding shares on applicable record date	Closing Date
BMT merges into Flagship Community Bank; BMT shareholders receive newly issued shares of Flagship common stock in exchange for BMT shares	Closing Date
Deposits and associated earning assets are transferred from Customers Bank to Flagship Community Bank	Closing Date
Flagship files for stock listing on a national exchange	Closing Date

7

*  Forward-Looking Statements  This presentation, as well as other written or oral communications made from time to time by us, contains forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward- looking statements in this presentation include, among other matters, guidance for our financial performance, and our financial performance targets. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.In addition to the risks described under “Risk Factors” in our filings with the SEC, important factors to consider and evaluate with respect to our forward-looking statements include:changes in external competitive market factors that might impact our results of operations;changes in laws and regulations, including without limitation changes in capital requirements under Basel III;changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;our ability to identify potential candidates for, and consummate, acquisition or investment transactions;the timing of acquisition, investment or disposition transactions;constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for these opportunities;local, regional and national economic conditions and events and the impact they may have on us and our customers;costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;our ability to attract deposits and other sources of liquidity;changes in the financial performance and/or condition of our borrowers;changes in the level of non-performing and classified assets and charge-offs;changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; inflation, interest rate, securities market and monetary fluctuations;

 *  Forward-Looking Statements  timely development and acceptance of new banking products and services and perceived overall value of these products and services by users, including the products and services being developed and introduced to the market by the BankMobile division of Customers Bank;changes in consumer spending, borrowing and saving habits;technological changes;our ability to increase market share and control expenses;continued volatility in the credit and equity markets and its effect on the general economy;effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected;material differences in the actual financial results of merger and acquisition activities compared with our expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame;our ability to successfully implement our growth strategy, control expenses and maintain liquidity;Customers Bank's ability to pay dividends to Customers Bancorp;risks related to our proposed spin-off of BankMobile and merger of BankMobile into Flagship Bank, including:Our ability to reach a definitive agreement with Flagship Bank with respect to the proposed spin-off and merger;our ability to successfully complete the transactions and the timing of completion; the ability of Customers and Flagship Bank to meet all of the conditions to completion of the proposed transactions; the impact of an announcement of the proposed sale on the value of our securities, our business and our relationship with employees and customers; the effect on Customers' business if the proposed transactions not completed and Customers is unable to sell or otherwise dispose of BankMobile before exceeding $10 billion in assets as measured at year-end; risks relating to BankMobile, including: that integration of the Higher One Disbursement business with BankMobile may be less successful, more difficult, time-consuming or costly than expected, and that BankMobile may be unable to realize anticipated cost savings and revenue enhancements within the expected time frame or at all; material variances in the adoption rate of BankMobile's services by new students and/or the usage rate of BankMobile's services by current student customers compared to our expectations;

 *  Forward-Looking Statements  the levels of usage of other BankMobile student customers following graduation of additional product and service offerings of BankMobile or Customers Bank, including mortgages and consumer loans, and the mix of products and services used; our ability to implement changes to BankMobile's product and service offerings under current and future regulations and governmental policies; our ability to effectively manage revenue and expense fluctuations that may occur with respect to BankMobile's student-oriented business activities, which result from seasonal factors related to the higher-education academic year; our ability to implement our strategy regarding BankMobile, including with respect to our intent to sell or otherwise dispose of the BankMobile business in the future, depending upon market conditions and opportunities; and BankMobile's ability to successfully implement its growth strategy and control expenses.You are cautioned not to place undue reliance on any forward-looking statements we make, which speak only as of the date they are made. We do not undertake any obligation to release publicly or otherwise provide any revisions to any forward-looking statements we may make, including any forward-looking financial information, to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.